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              Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" and "Counsel and Auditors" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A No. 33-52784) and related Prospectuses of ABN AMRO Funds (formerly "Rembrandt Funds"), of our report dated January 30, 1998 on the Treasury Money Market Fund, Government Money Market Fund, Money Market Fund, Tax-Exempt Money Market Fund, Fixed Income Fund, Intermediate Government Fixed Income Fund, Tax-Exempt Fixed Income Fund, International Fixed Income Fund, Balanced Fund, Value Fund, Growth Fund, International Equity Fund, Small Cap Growth Fund (formerly "Small Cap Fund"), Latin America Equity Fund, Real Estate Fund, and Asian Tigers Fund of ABN AMRO Funds (formerly "Rembrandt Funds.")

                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 28, 1998